UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) February 17, 2010

So Act Network, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-51886	10685-B Hazelhurst Drive #6572 Houston, Texas 77043	26-3534190
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(210) 401-7667
 (Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2010 So Act Network, Inc (the “Company”) entered into a consulting agreement (the “Agreement”) with Global Equity Ventures, LLC (“Global”).  Pursuant to the Agreement, Global has agreed to provide, on a non-exclusive basis, investor awareness and business advisory services.

Furthermore, in consideration for the Agreement, the Company shall issue to Global 1,000,000 non-refundable shares of the Company’s restricted common stock within one week of signing the Agreement, in exchange for Global’s services for a period of 12 months.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreement attached to this current report on Form 8-K as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Agreement with Global, we issued a total of 1,000,000 shares of our common stock, par value $.001 per share, to Global as compensation for services rendered.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the 'Act'). These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a 'public offering' as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a 'public offering.' Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

           NUMBER       EXHIBIT
           10.1                  Agreement with Global Equity Ventures, LLC dated February 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2010	By:	/s/ Greg Halpern
Name: Greg Halpern Title: President, Chief Executive Officer, Chief Financial Officer